VAN KAMPEN CORPORATE BOND FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCoopers LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Fund, 20,160,938 shares were voted in the affirmative and 189,323 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Fund, 20,158,534 voted in the affirmative and 191,727 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Fund, 20,155,856 shares were voted in the affirmative and 194,405 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Fund, 20,164,765 shares were voted in the affirmative and 185,496 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Fund, 20,166,971 shares were voted in the affirmative and 183,290 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Fund, 20,152,856 shares were voted in the affirmative and 197,406 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Fund, 20,159,910 shares were voted in the affirmative and 190,351 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Fund, 20,161,585 shares were voted in the affirmative and 188,676 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Fund, 20,146,931 shares were voted in the affirmative and 203,331 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Fund, 20,158,310 shares were voted in the affirmative and 191,951 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Fund, 20,160,171 shares were voted in the affirmative and 190,090 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Fund, 20,168,986 shares were voted in the affirmative and 181,275 shares were withheld. With regard to the ratification of PricewaterhouseCoopers LLP to act as independent public accountants for the Fund, 20,005,672 shares were voted in the affirmative and 90,491 shares were voted against the proposal and 254,098 shares abstained from voting.